Exhibit 10.17

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the 4th day of May, 2020 (the “Effective Date”), between Zhong Yuan Bio-Technology Holdings Limited, a company duly incorporated in the Cayman Islands, whose principal place of business is Suite 2432, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong (the “Company”) and Fung Ming Pang, an individual whose address is 10B Azura, 2A Seymour Road, Hong Kong (the “Executive”).

RECITALS

A. The Company is a Cayman Islands company and is principally engaged in the business of nervonic acid research, the development and sale of health supplements containing nervonic acid and the sale of acer truncatum seeds from which nervonic acid is derived (the “Business”).

B. The Executive has extensive experience in financial management, accounting and SEC reporting.

C. The Company desires to employ the Executive and the Executive desires to be employed by the Company.

D. The parties agree that a covenant not to compete is essential to the growth and stability of the Business of the Company.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

1. Recitals. The above recitals are true and correct and are herein incorporated by reference.

2. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

3. Authority and Power During Employment Period.

a. Duties and Responsibilities. During the term of this Agreement, the Executive shall serve as the Chief Financial Officer for the Company and shall have general executive operating supervision over the accounting and information technology departments of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company.

b. Time Devoted. Throughout the term of the Agreement, the Executive shall devote necessary business time and attention to the business and affairs of the Company consistent with the Executive’s position with the Company.

4. Term. The Term of employment hereunder will commence on the date as set forth above and terminate three (3) years from the Effective Date, and such term shall automatically be extended for an additional one (1) year term by mutual consent. For purposes of this Agreement, the Term (the “Term”) shall include the initial term and all renewals thereof.

5. Compensation and Benefits.

a. Salary. The Executive shall be paid a base salary (the “Base Salary”) at a monthly rate of Two Thousand Dollars ($2,000 beginning at the Effective Date of this Agreement for the first six-month period, with an increase in base salary to a monthly rate of Six Thousand Dollars ($6,000) thereafter. In addition, the Base Salary for the Executive will be reviewed by the compensation committee and/or the Board on a fiscal yearly basis.

b. Performance Based Bonus. As additional compensation, the Executive shall be entitled to receive a bonus (“Bonus”) for each fiscal year during the Term of the Executive’s employment by the Company in an amount determined by the compensation committee and/or the Board and paid in stock, stock options or cash, or any combination thereof.

c. Options. The Executive shall be granted cashless options (“Options”) to purchase 6,000,000 Ordinary Shares of the Company at $0.05 per share when the Company is quoted on OTCQB, which shall vest 50% immediately upon quotation on OTCQB and 50% on the first anniversary of such quotation, and which will be exercisable for five (5) years after the date of vesting. In addition, options will be issued to the Executive as approved by the compensation committee and/or the Board each year.

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d. Executive Benefits. The Executive shall be entitled to participate in benefit programs of the Company currently existing or hereafter made available to comparable executives, including, but not limited to, group life insurance and health insurance.

e. Vacation. During each fiscal year of the Company, the Executive shall be entitled to four (4) weeks paid-time-off per year as defined in the Company’s employee handbook.

f. Business Expense Reimbursement. During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefor.

6. Consequences of Termination of Employment.

a. Death. In the event of the death of the Executive during the Term, this Agreement shall terminate immediately and any unpaid salary as of the date of death and earned Bonus shall be paid to the Executive’s designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive until the date of death. All Options to purchase Ordinary Shares of the Company that have vested pursuant to Section 5(c) of this Agreement as of the date of death shall remain vested, and all Options that would have vested pursuant to Section 5(c) during the 90-day period immediately following the Executive's death shall also automatically vest. Other death benefits will be determined in accordance with the terms of the Company’s benefit programs and plans.

b. Disability.

(1) In the event of the Executive’s disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company’s disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive’s salary for a period, at the annual rate in effect immediately prior to the commencement of disability, of thirty(30) days from the date on which the disability has been deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6(b) shall be offset by other long-term disability benefits provided to the Executive by the Company.

(2) “Disability,” for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident to perform the Executive’s duties under this Agreement for an aggregate of 30 days in any twelve-month period, or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

(3) In the event of the Executive’s disability, all Options to purchase Ordinary Shares of the Company that have vested pursuant to Section 5(c) of this Agreement as of the date of termination due to disability shall remain vested, and all Options that would have vested pursuant to Section 5(c) during the 90-day period immediately following the date of termination due to disability shall also automatically vest.

Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such reemployment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

c. Termination by the Company for Cause.

(1) Nothing herein shall prevent the Company from terminating the Executive’s employment hereunder for “Cause,” as hereinafter defined. The Executive shall continue to receive salary for a one-month period after the date of such termination, plus any accrued Bonus through such date of termination. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

(2) In the event the Executive’s employment hereunder is terminated for Cause, all Options to purchase Ordinary Shares of the Company that have vested pursuant to Section 5(c) of this Agreement as of the date of termination for Cause shall remain vested, and no additional Options shall vest after the date of such termination.

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(3) “Cause” shall mean and include those actions or events specified below in subsections (A) through (G) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) Committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company; (B) committing or participating in any other injurious act or omission in a manner which was negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of Hong Kong; (E) any assignment of this Agreement by the Executive in violation of Section 14 of this Agreement; (F) failure to discharge duties under this Agreement; or (G) general failure to satisfy the Board of Directors or the President of the Company as to performance of duties. No actions, events or circumstances occurring or taking place at any time prior to the date of this Agreement shall in any event constitute or provide any basis for any termination of this Agreement for Cause.

(4) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause until the eleventh (11th) day following delivery to the Executive of a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6(c) and specifying the particulars thereof, and only if the Executive has not cured such conduct during the ten (10) day period following receipt of the notice.

d. Termination by the Company Other than for Cause. The foregoing notwithstanding, the Company may terminate the Executive’s employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6.c, above, the Company may terminate this Agreement upon giving six (6) months’ prior written notice. During such six (6) month period, the Executive shall continue to perform the Executive’s duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement. After the six (6) month period, the Company will continue to pay the Executive her salary for the lesser of twelve (12) months or the remainder of the Term of this Agreement. All Options shall vest in accordance with Section 5(c) upon termination other than for Cause.

e. Voluntary Termination. In the event the Executive terminates the Executive’s employment on the Executive’s own volition (except as provided in Section 6(f)) prior to the expiration of the Term of this Agreement, including any renewals thereof, the Executive shall be limited to salary, vested Options and earned bonus to date of voluntary termination. The Executive will be expected to give ample notice of termination to allow the Company a transition period to the new executive.

f. Termination Following a Change of Control.

(1) In the event that a “Change in Control” of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive’s employment under this Agreement upon thirty (30) days written notice given at any time within one (1) year after the occurrence of such event, and such termination of the Executive’s employment with the Company pursuant to this Section 6(f)(1), and, in any such event, the Executive shall be entitled to (A) vesting of all options; and (B) payment of remaining salary and benefits for the greater of the Term of this Agreement or one year.

(2) For purposes of this Agreement, a “Change in Control” of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

(A) any “person”, other than the Executive, (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities then having the right to vote at elections of directors; or,

(B) There is a failure to elect three or more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

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(C) The individuals who at the commencement date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

(D) the business of the Company for which the Executive’s services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

Anything herein to the contrary notwithstanding, this Section 6(f)(2) will not apply where the Executive gives the Executive’s explicit written waiver stating that for the purposes of this Section 6(f)(2) a Change in Control shall not be deemed to have occurred. The Executive’s participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

7. Covenant Not to Compete and Non-Disclosure of Information.

a. Non-Competition. During the Term of this Agreement and for twelve (12) months thereafter, the Executive agrees that she will not, within Hong Kong or the People’s Republic of China, directly or indirectly, individually or on behalf of any other person, in any capacity whatsoever, carry on or engage in any business or undertaking that competes with the business or intended businesses of the Company.

b. Non-Disparagement. The Company and the Executive each shall refrain from publishing any oral or written statements about the other, any of their subsidiaries or affiliates, or any of such individuals' or entities' officers, employees, shareholders, agents or representatives, that are slanderous, libelous or defamatory; or that constitute a misappropriation of the name or likeness of the Executive or the Company, any of their affiliates or any of such individual's or entities' or their officers, employees, shareholders, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

c. Non-Solicitation. As part of the consideration for the compensation and benefits to be paid to the Executive hereunder, in keeping with the Executive's duties as a fiduciary and in order to protect the Company's interest in the trade secrets of the Company, and as an additional incentive for the Company to enter into this Agreement, the Executive agrees that the Executive will not, directly or indirectly, for the Executive or for others, knowingly induce any employee of the Company or any of its affiliates to terminate his or her employment with the Company or its affiliates, or knowingly hire or assist in the hiring of any such employee by any person, association or entity not affiliated with the Company. The obligations in this Section shall extend during the Term of this Agreement and for three years after the termination of this Agreement. The Executive acknowledges that money damages would not be sufficient remedy for any breach of this Section by the Executive, and the Company shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach, but shall be in addition to all remedies available at law or in equity to the Company, including, without limitation, the recovery of damages from the Executive and her agents involved in such breach.

8. Indemnification. The Company will indemnify and defend the Executive to the maximum extent permitted by law, provided Executive enters into the Company’s standard form of Indemnification Agreement giving her such protection. Pursuant to the Indemnification Agreement, the Company will agree to advance any expenses for which indemnification is available to the extent allowed by applicable law.

9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive’s estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

10. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive’s last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

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11. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

12. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

14. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company’s affiliates controlled by or under common control with the Company.

15. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in Hong Kong and shall be governed and construed under and in accordance with the laws of Hong Kong. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive’s business in a lawful manner and faithfully comply with applicable laws or regulations of Hong Kong.

16. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

17. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

18. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

19. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

20. Disputes. Any dispute, controversy or claim between the Company and the Executive arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration in accordance with the UNCITRAL Arbitration Rules as in force when the notice of arbitration is submitted. The Hong Kong International Arbitration Centre shall administer any arbitration, which shall also be the appointing authority. The place of arbitration shall be in Hong Kong at the Hong Kong International Arbitration Centre. The number of arbitrators shall be one, and the arbitration proceedings shall be conducted in the English language. The Company and the Executive expressly agree that the arbitrator shall award costs and attorneys’ fees in connection with any such arbitration proceeding in accordance with the provisions of the UNCITRAL Arbitration Rules or as the arbitrator shall determine in his or her sole and absolute discretion.

21. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE ACKNOWLEDGES THAT SHE HAS READ THIS ENTIRE AGREEMENT, HAS HAD THE OPPORTUNITY TO DISCUSS THIS WITH HER COUNSEL AND FURTHER ACKNOWLEDGES THAT SHE UNDERSTANDS THE RESTRICTIONS, TERMS AND CONDITIONS IMPOSED UPON THE EXECUTIVE BY THIS AGREEMENT AND UNDERSTANDS THAT THESE RESTRICTIONS, TERMS AND CONDITIONS MAY BE BINDING UPON THE EXECUTIVE DURING AND AFTER TERMINATION OF THE EMPLOYMENT OF THE EXECUTIVE.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:	The Company:

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

	By:	/s/CHANG Tingting
Name: CHANGE Tingting
Title: Chief Executive Officer

Witness:	The Executive
	By:	/s/ PANG Fung Ming
Name:PANG Fung Ming
Title: Chief Financial Officer

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